UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2008

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 4, 2008, Vista Gold Corp. (“Vista” or the “Company”) sold its wholly-owned subsidiary Vista Gold (Antigua) Corp. (“Vista Gold Antigua”) to Republic Gold Limited (“Republic”) pursuant to a purchase and sale agreement (the “Purchase and Sale Agreement”) between Vista and Republic dated April 4, 2008. Vista Gold Antigua indirectly held Vista’s interest in the Amayapampa gold project in Bolivia. Under the terms of the transaction, Republic has agreed to pay Vista $3.0 million in three payments of $1.0 million. The first of these payments is due and payable upon the start of commercial production (as defined in the Purchase and Sale Agreement) at Amayapampa followed by $1.0 million payments on each of the first and second anniversaries of the start of commercial production.  In addition, Republic has agreed to pay Vista a net smelter return royalty (“NSR”) on the gold produced by or on behalf of Republic from the Amayapampa project in varying percentages depending on the price of gold per ounce. When the price of gold is between $500.01 and $650.00 per ounce, a 2% NSR is payable, when the price of gold is between $650.01 and $750.00 per ounce, a 3% NSR is payable, and when the price of gold is $750.01 per ounce and above, the NSR will be 3.5%. The NSR is capped at 720,000 gold equivalent ounces and no NSR payments are due to Vista if the price of gold is below $500.00 per ounce. Vista will retain a first right of refusal in the event Republic decides to sell the property and will also retain a right to re-acquire the property if Republic or Vista Gold Antigua have not moved to close a financing under a project financing facility within five years.  Under the terms of the Purchase and Sale Agreement, Vista agreed to lend $350,000 to Republic for ongoing expenses on the Amayapampa gold project.  The loan was completed on April 8, 2008.  Interest on the loan accrues and is payable at the rate of 10% per annum, payable monthly.  The principal is due on or before the earlier of (a) September 30, 2008, (b) the date that a bankable feasibility study is completed with respect to the Amayapampa gold project or (c) such earlier date in the event Vista makes demand for full payment upon the occurrence of an event of default.

The preceding description of the terms of the Purchase and Sale Agreement is qualified in its entirety by reference to the Purchase and Sale Agreement filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets.

As reported in Item 1.01 above, on April 4, 2008, Vista sold its wholly-owned subsidiary Vista Gold Antigua to Republic pursuant to the terms of the Purchase and Sale Agreement as summarized in Item 1.01. The disclosures included in Item 1.01 are incorporated into this Item 2.01 by reference.

Item 7.01               Regulation FD Disclosure.

On April 7, 2008, Vista Gold Corp. issued a press release furnished herewith as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

To be filed, if applicable, under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(d)  Exhibits.

Exhibit 10.1	Purchase and Sale Agreement dated April 4, 2008, among Vista Gold Corp., Vista Gold (Antigua) Corp. and Republic Gold Limited

Exhibit 99.1	Press Release of Vista Gold Corp. dated April 7, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: April 9, 2008